EXHIBIT II


                         PROPOSED ARTICLES OF AMENDMENT
                                       TO
                          ARTICLES OF INCORPORATION OF
                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

Pursuant to the provision of section 607.1006, Florida Statues, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST:     Amendment(s) adopted:

           The Articles of Incorporation are hereby amended to increase the total number of shares which the corporation shall be authorization to issue from One Hundred Million (100,000,000) Common shares having a par value of $.001 per share to One Hundred Twenty Five Million (125,000,000) Common shares which shall have a par value of $.001 per share.

                       The Articles of Incorporation are herby amended to create a class of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The board of directors of the Corporation (the
"Board of Directors") is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a Preferred Stock Designation, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

        (a) the designation of the series, which may be by distinguishing number, letter or title;

        (b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

        (c) whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

        (d) the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

        (e) the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any;

        (f) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

        (g) the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

        (h) provisions, if any, for the conversion or exchange of the shares of such series, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Corporation, or any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

        (i) restrictions on the issuance of shares of the same series or of any other class or series, if any; and

        (j) the voting rights, if any, of the holders of shares of the series.

                       The Articles of Incorporation are further amended to provide that the Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all proposals presented to the stockholders on which the holders of Common Stock are entitled to vote. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

     The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.


           To accomplish the foregoing amendments, Article IV of the original Articles of Incorporation are hereby amended to read as follows:

                                  "ARTICLE IV"

           The aggregate number of shares of that this corporation shall have authority to issue shall be One Hundred Thirty Five Million (135,000,000) shares which shall be comprised as follows:

                       One Hundred and Twenty Five Million (125,000,000) shares of Common Stock having a par value of $.001 per share.

                       Ten Million (10,000,000) shares of Preferred Stock having a par value of $.001 per share that may be issued from time to time in one or more series. The board of directors of the Corporation (the "Board of Directors") is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a Preferred Stock Designation, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

        (a) the designation of the series, which may be by distinguishing number, letter or title;

        (b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

        (c) whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

        (d) the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

        (e) the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any;

        (f) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

        (g) the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

        (h) provisions, if any, for the conversion or exchange of the shares of such series, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Corporation, or any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

        (i) restrictions on the issuance of shares of the same series or of any other class or series, if any; and

        (j) the voting rights, if any, of the holders of shares of the series.

                       The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all proposals presented to the stockholders on which the holders of Common Stock are entitled to vote. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

     The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law."

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment if not contained in the amendment itself, are as follows: N/A

THIRD:     The date of each amendment's adoption is June ____, 2005.

FOURTH:    Adoption of Amendment(s) (CHECK ONE)

_____ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

_____ The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separated provided for each voting group entitled to vote separately on the amendments(s):


           "The number of votes cast for the amendment(s) was/were sufficient for approval by __________________________."


_____ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

_____ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.


Signed this ____ day of June, 2005



------------------------------------------
David J. Johnson, Chief Executive Officer and President


(By the Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted by the shareholders, OR By a director if adopted by the directors, Or By an incorporator if adopted by the incorporators)

PROXY



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, Inc.

         The undersigned appoints Nitin M. Amersey, David J. Johnson and Bengt
G. Odner each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Environmental Solutions Worldwide, Inc. held of record by the undersigned at the close of business on May 20, 2005 at the 2005 Annual Meeting of Shareholders of Environmental Solutions Worldwide, Inc. to be held on June 23, 2005 or at any adjournment thereof.


                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------
                                      PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS
INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.                       Please mark
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.         your votes
                                                                     like this:
                                                                        |X|





1. Election of Directors:                                                WITHOLD
    (TO WITHHOLD AUTHORITY TO VOTE FOR ANY                  FOR        AUTHORITY
      INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH
      THE NOMINEE'S NAME IN THE LIST BELOW)                 [ ]           [ ]

      Nitin M. Amersey
      David J. Johnson
      Bengt G. Odner




                                                FOR       AGAINST     ABSTAIN
2. Ratification of independent                  [ ]        [ ]         [ ]
   registered public accountants.

                                                FOR       AGAINST     ABSTAIN
3. Proposal to amend the                        [ ]        [ ]         [ ]
   2002 Stock Option Plan.

                                                FOR       AGAINST     ABSTAIN
4. Approve proposal to                          [ ]        [ ]         [ ]
   amend  the Articles of
   Incorporation to increase
   the number of authorized
   shares of common stock

                                                FOR       AGAINST     ABSTAIN
5. Approve proposal to                          [ ]        [ ]         [ ]
   amend  the Articles of
   Incorporation to authorize
   A class of Preferred Stock


6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


   COMPANY ID:
   PROXY NUMBER:
   ACCOUNT NUMBER:


SIGNATURE __________________  SIGNATURE ___________________  DATE _____________


NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer, If a partnership, please sign in partnership name by authorized person.